UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2005

Sun Life Assurance Company of Canada (U.S.)
(Exact name of registrant as specified in its charter)

Delaware	2-99959, 33-29851, 33-31711, 33-41858, 333-77041, 333-62837, 333-45923, 333-45923, 333-88069, 33-43008, 33-58853, 333-39306, 333-46566, 333-82816, 333-82824, 333-111636 and 333-11699	04-2461439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sun Life Executive Park,
Wellesley Hills, Massachusetts	02481
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 237-6030

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in the registrant's Annual Report on Form 10-K for the year ended December 31, 2004, the registrant, Sun Life Assurance Company of Canada (U.S.) (the "Company"), and certain of its affiliates had received a request for information on or about October 30, 2003 from the U.S. Securities and Exchange Commission ("SEC") and a notice of examination on March 4, 2004 from the Boston District Office of the SEC with respect to various issues. On July 18, 2005, counsel for the Company and certain of its affiliates was notified by the staff of the SEC's Enforcement Division that the staff has no further enforcement interest in these matters. As a result, the Company has released the provision that was previously recorded in its Corporate Segment in the quarterly period ended March 31, 2005 in anticipation of settling such matters with the SEC's Enforcement Division. The Company, however, continues to cooperate with the SEC with respect to its ongoing examinations related to these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Sun Life Assurance Company of Canada (U.S.)

(Registrant)

Date: July 29, 2005

By: /s/ Gary Corsi

Gary Corsi

Vice President and Chief Financial Officer

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